UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 27, 2011
Date of Report (Date of Earliest Event Reported)

AMES NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

IOWA	0-32637	42-1039071
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 FIFTH STREET
AMES, IOWA 50010
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:  (515) 232-6251

NOT APPLICABLE
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

This Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) is being filed by Ames National Corporation (the “Company”) to amend the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 27, 2011 (the “Initial Report”). The sole purpose for filing this Amendment No. 1 is to disclose the results of the Company’s board of director’s determination with respect to the frequency of future stockholder advisory votes on executive compensation.  No other changes have been made to the Initial Report.

Item 5.07 Submission of Matters to a Vote of Shareholders

On April 27, 2011, the stockholders of the Company voted for an advisory vote on executive compensation to be held every three years.  On May 11, 2011, the Company’s board of directors, based on the results of the stockholder vote, approved the frequency of an advisory vote on executive compensation every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES NATIONAL CORPORATION

Date: May 12, 2011	By:	/s/ Thomas H. Pohlman_
Thomas H. Pohlman, President
(Principal Executive Officer)